AMENDMENT NO. 3

TO THE SUBADVISORY AGREEMENT

This Amendment No. 3 (the “Amendment”), made and entered into as of June 10, 2015, is made a part of the Subadvisory Agreement between Columbia Management Investment Advisers, LLC, a Minnesota limited liability company (“Investment Manager”), and Threadneedle International Limited, a company organized under the laws of England and Wales (“TINTL”), dated March 5, 2014 (the “Agreement”).

WHEREAS, Investment Manager desires to retain TINTL to provide investment advisory services to an additional mutual fund, particularly, Columbia Global Unconstrained Bond Fund, and TINTL is willing to render such investment advisory services;

WHEREAS, Investment Manager and TINTL desire to amend the Agreement, including Schedule A thereto, to add, effective on June 10, 2015, Columbia Global Unconstrained Bond Fund as a “Fund” covered by the Agreement; and

WHEREAS, Investment Manager and TINTL desire to further amend the Agreement, in particular Schedule A thereto, to revise, effective on June 10, 2015, the investment advisory fee rate to be paid by the Investment Manager to TINTL with respect to each of Columbia Diversified Real Return Fund, Columbia Global Inflation-Linked Bond Plus Fund, Variable Portfolio – Multi-Manager Interest Rate Adaptive Fund, Variable Portfolio – Multi-Manager Diversified Income Fund, Columbia Multi-Asset Income Fund, and Columbia U.S. Social Bond Fund.

NOW, THEREFORE, the parties, intending to be legally bound, agree that Schedule A to the Agreement shall be, and hereby is, deleted and replaced with the Schedule A attached hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the day and year first above written.

Columbia Management Investment Advisers, LLC		Threadneedle International Limited

By:	/s/ Christopher O. Petersen	By:	/s/ Campbell Fleming
	Signature		Signature

Name:	Christopher O. Petersen	Name:	Campbell Fleming
	Printed		Printed

Title:	Vice President and Assistant Secretary	Title:	CEO

AMENDMENT NO. 3

TO THE AGREEMENT

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